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     FIRST AMENDMENT TO SUBLEASE

Dated:    July      , 1996

     WHEREAS, by a Sublease (the "Sublease") dated as of August 31, 1995, IMMUNOGEN, INC. ("Landlord") sublet unto ASTRA RESEARCH CENTER BOSTON, INC. a Massachusetts corporation ("Tenant"), certain Premises (more particularly defined in the Sublease), on the terms and conditions set forth therein. The Premises demised under the Sublease comprise a portion of the building known as and numbered 128 Sidney Street, Cambridge, Massachusetts (the "Building"), which portion contains approximately 30,778 rentable square feet (consisting of 30,309 square of office and laboratory space and 469 square feet of shipping area), and constitutes the entire Building other than the portion shown on Exhibit A to the Main Lease, which portion (the "Retained Portion") was retained by Landlord for its use; and

     WHEREAS, Landlord and Tenant now desire to amend the Sublease by, among other things, expanding the Premises by approximately 6,453 square feet (the "Additional Space"), so as to comprise the entire Building and Land (as defined in the Sublease), other than certain loading and office areas, which will continue to be reserved to the Landlord's use, and amending the right of Tenant to extend the term of the Sublease.

     NOW, therefore, in consideration of the foregoing, and for other good and valuable consideration, each to the other paid, Landlord and Tenant agree that the Sublease be amended as follows:

     1. Effective as of the date (the "Effective Date") on which Landlord tenders possession of the Additional Space to Tenant, the description of the Premises, as set forth in Section 1.0 of the Sublease shall be amended to read as follows:

          "The entire building known as and numbered 128 Sidney Street, Cambridge, Massachusetts (the "Building"), which contains approximately 37,700 rentable square feet; excepting, however, and reserving to Landlord (i) that portion of the loading area of the Building shown on Exhibit A-1, which portion contains approximately 469 square feet of space, thus leaving the Tenant 37,231 square feet of space, and (ii) a portion of office area. The Building is located on the parcel of land (the "Land") shown on the plan attached hereto as Exhibit B, together with the portion(s) of the parking area located on the Land as are hereafter designated by Landlord and Tenant pursuant to Section 9.1 below (collectively, the "Leased Land") (such portion of the Building being sometimes hereinafter referred to as the "Premises")."

     2. (a) Effective as of the date hereof, Landlord and Tenant confirm that Tenant has duly exercised its options to extend the term of the Sublease, as described in Section 2.2 thereof, for both the First Extended Term and the Second Extended Term, such that the term of the Sublease will expire on February 28, 1999. In addition to the First and Second Extended Terms, and provided that, at the time of each such exercise, (i) there exists no Event of Default under the Sublease;
          (ii) the Sublease is still in full force and effect; and (iii) Tenant shall not have assigned the Sublease or sublet any or all of the Premises, Landlord agrees that Tenant shall have the right to further extend the term of the Sublease for two additional


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          extended terms (the "Third Extended Term" and the "Fourth Extended
          Term," respectively) of six (6) months each. The Third Extended Term shall commence on March 1, 1999, and shall end on August 31, 1999, and the Fourth Extended Term shall commence on September 1, 1999, and shall end on February 28, 2000. Tenant shall exercise each such option by giving Landlord notice of its desire to do so, not later than (i) August 31, 1997 with respect to the Third Extended Term, and (ii) February 28, 1998 with respect to the Fourth Extended Term, it being agreed that time shall be of the essence with respect to the giving of each such notice. The giving of any such notice shall automatically extend the term of this Sublease for the applicable Extended Term, and no instrument of renewal need be executed. In the event that Tenant fails to give such notice to Landlord, the term of this Lease shall automatically terminate at the end of the term then in effect, and Tenant shall have no further right or option to extend the term of this Sublease. Each Extended Term shall be on all the terms and conditions of this Lease, except that the Rent for each Extended Term shall be determined in accordance with Section 3 below.

     3. (a) Tenant shall continue to pay Rent on the existing portion of the Premises as outlined in the Sublease, which is currently $19.50 per square foot. In addition, commencing on the Effective Date, Tenant shall pay rent on the Additional Space at the rate of $6.55 per square foot per annum. For example, for the period commencing on the Effective Date and expiring on the last day of the Initial Term, Rent shall be $642,438.15 ($19.50 x 30,778 square feet contained in the existing Premises, plus $6.55 x 6,453 square feet of Additional Space) per annum. Thereafter, the Rent for each portion of the Premises shall be separately adjusted as provided in the Sublease, as amended hereby, and the sum of the adjusted rents shall be payable.

          (b) The Rent for the Third Extended Term shall be an annualized rate equal to the product of (x) the annual Rent payable with respect to the Second Extended Term, multiplied by (y) a fraction, the numerator of which is the point at which the Index stood at the last day of the Second Extended Term, and the denominator of which is the point at which the Index stood at the first day of the Second Extended Term. The Rent for the Fourth Extended Term shall be an annualized rate equal to the product of (x) the annual Rent payable with respect to the Third Extended Term, multiplied by (y) a fraction, the numerator of which is the point at which the Index stood at the last day of the Third Extended Term, and the denominator of which is the point at which the Index stood at the first day of the Third Extended Term.

          (c) From and after the Effective Date, pursuant to Section 3.1 of the Sublease, Landlord hereby designates the following address as the place to which all payments shall be made to Landlord:

                    Immunogen, Inc.
                    333 Providence Highway
                    Norwood, MA 02062
                    Attn: Mr. Frank Pocher

     4. (a) Effective as of the Effective Date, and notwithstanding the provisions of Section 5.1 of the Sublease to the contrary, Tenant shall be responsible for, and pay as provided therein, 100% of all taxes, special or general assessments, water rents, betterments, rates and charges, sewer rents and other impositions and charges described therein, and the definition of "Tenant's Tax Share" shall be amended to be "100%."


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          (b) For purposes of Section 5.3 of the Sublease, it shall be deemed that Landlord will not apply for any abatement of Taxes, unless Landlord gives Tenant notice that Landlord will do so, which notice is given not less than seven (7) days prior to the date on which applications are due.

     5. Effective as of the Effective Date, and notwithstanding the provisions of Section 6.0 of the Sublease to the contrary, Tenant shall be responsible for, and pay as provided therein, 100% of all utilities described therein, including without limitation water and sewer charges." In addition, effective as of the Effective Date, and notwithstanding the provisions of Section 7.2 of the Sublease to the contrary, Tenant shall be responsible for, and pay as provided therein, 100% of all insurance premiums incurred by Landlord for the coverages described in such Section.

     6. Landlord presently intends to deliver the Additional Space on or about September 1, 1996, but Landlord shall have no liability for failure to so deliver the Additional Space on such date. The Additional Space shall be delivered to Tenant "broom clean," and free of Landlord's equipment. Landlord warrants to Tenant that the HVAC equipment in the Additional Space is currently in good working order and condition. In all other respects, the Additional Space is to be delivered in its then AS IS condition, without representation or warranty by Landlord. Landlord shall not be required to perform any work in or to the Additional Space, or pay any allowance, to make the same ready for Tenant's occupancy. As to the portion of the Premises that will continue to be used by Landlord, Landlord and Tenant shall in good faith cooperate with each other to develop working procedures such that each party can have useful and regular access to its portion of such portion as it is entitled to use.

     7. Tenant shall promptly deliver to Landlord and Overlandlord an amended Certificate of Insurance reflecting the increase of the size of the Premises pursuant to the provisions of this Amendment.

     8. From and after the Effective Date, Landlord hereby designates the following address as the place to which all notices to Landlord shall be sent:

                    Immunogen, Inc.
                    333 Providence Highway
                    Norwood, MA 02062
                    Attn: Mr. Frank J.Pocher

     9. From and after the Effective Date, and notwithstanding the provisions of Section 18.3 of the Lease to contrary, Tenant agrees that it shall be responsible for 100% of all amounts paid by Landlord to Overlandlord in respect of services provided by Overlandlord under the Main Lease.

     10. Any holding over by Tenant in the Premises beyond the expiration of the Third or Fourth Extended Terms shall be treated under clause (x) of Section 21.0 of the Sublease.

     11. Tenant hereby represents and warrants to Landlord that: (i) the Sublease is in full force and effect; (ii) there currently exists no default (or claim on which a default could be based) on the part of Landlord under the Sublease; (iii) the individual(s) executing this Amendment on behalf of Tenant is (are) acting according to direction of the Board of Directors of Tenant, and has (have) been duly authorized


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          and directed to execute and deliver this Amendment; and (iv) no approval or consent of any third party or parties (other than Overlandlord) is required in order for Tenant to be bound by the terms and conditions hereof.

     12. Any capitalized terms not defined herein shall have the meanings ascribed in the Sublease or the Main Lease.

     13. Effective from and after the Effective Date, the Sublease shall be amended by deleting Exhibit A thereto, and substituting therefor Exhibit A-1 annexed hereto.

     14. Reference is made to that certain Equipment Use and Services Agreement, between Landlord and Tenant, of even date with the Sublease (the "Equipment Agreement"). For purposes of clarification, the provisions of Section 2.0 of the Equipment Agreement shall be deemed to refer to the term of the Sublease, as affected by this Amendment. If the term of the Sublease is extended beyond February 28, 1999, Tenant will pay Rent under the Equipment Agreement as follows: The Basic Rent for the Third Extended Term shall be an annualized rate equal to the product of (x) the annual Rent payable with respect to the Second Extended Term, multiplied by (y) a fraction, the numerator of which is the point at which the Index stood at the last day of the Second Extended Term, and the denominator of which is the point at which the Index stood at the first day of the Second Extended Term. The Rent for the Fourth Extended Term shall be an annualized rate equal to the product of (x) the annual Rent payable with respect to the Third Extended Term, multiplied by (y) a fraction, the numerator of which is the point at which the Index stood at the last day of the Third Extended Term, and the denominator of which is the point at which the Index stood at the first day of the Third Extended Term.

     15. Except as herein specifically amended, the Sublease and the Equipment Agreement are ratified and confirmed.


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     WITNESS the execution hereof in multiple counterparts under seal the day and year first above written.

     Landlord:                     IMMUNOGEN, INC.


                                   By:
                                      Name:
                                      Title:
                                      Hereunto duly authorized

                                      Date:



     Tenant:                       ASTRA RESEARCH CENTER BOSTON, INC.

                                   By:
                                      Name:
                                      Title:
                                      Hereunto duly authorized

                                      Date:


APPROVED:


MASSACHUSETTS INSTITUTE OF TECHNOLOGY


By:
Name:
Title: